                                      LEASE
                                 BY AND BETWEEN

                        TRINET ESSENTIAL FACILITIES XXVI,
                             A MARYLAND CORPORATION

                                   AS LANDLORD

                                       AND

                                 POLYCOM, INC.,
                             A DELAWARE CORPORATION

                                    AS TENANT

                              NOVEMBER ____ , 1999


                              --------------------
                              MILPITAS, CALIFORNIA

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                                  TABLE OF CONTENTS
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                                                                                 PAGE
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
ARTICLE 1 REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1     REFERENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2 LEASED PREMISES, TERM AND POSSESSION . . . . . . . . . . . . . . . . . . .3
     2.1     DEMISE OF LEASED PREMISES . . . . . . . . . . . . . . . . . . . . . . .3
     2.2     RIGHT TO USE OUTSIDE AREAS  . . . . . . . . . . . . . . . . . . . . . .3
     2.3     LEASE COMMENCEMENT DATE AND LEASE TERM  . . . . . . . . . . . . . . . .3
     2.4     DELIVERY OF POSSESSION; DELAY; EARLY ACCESS . . . . . . . . . . . . . .3
     2.5     TENANT IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.6     SURRENDER OF POSSESSION . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 3 RENT, LATE CHARGES AND SECURITY DEPOSITS . . . . . . . . . . . . . . . . .5
     3.1     BASE MONTHLY RENT . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.2     ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.3     YEAR-END ADJUSTMENTS; AUDITS  . . . . . . . . . . . . . . . . . . . . .6
     3.4     LATE CHARGE, AND INTEREST ON RENT IN DEFAULT  . . . . . . . . . . . . .7
     3.5     PAYMENT OF RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.6     PREPAID RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.7     SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE 4 USE OF LEASED PREMISES AND OUTSIDE AREA  . . . . . . . . . . . . . . . . .8
     4.1     PERMITTED USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     4.2     GENERAL LIMITATIONS ON USE  . . . . . . . . . . . . . . . . . . . . . .8
     4.3     NOISE AND EMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.4     TRASH DISPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.5     PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.6     SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.7     COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS . . . . . . . . . . . . 10
     4.8     COMPLIANCE WITH INSURANCE REQUIREMENTS  . . . . . . . . . . . . . . . 10
     4.9     LANDLORD'S RIGHT TO ENTER . . . . . . . . . . . . . . . . . . . . . . 10
     4.10    USE OF OUTSIDE AREAS  . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.11    ENVIRONMENTAL PROTECTION  . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 5 REPAIRS, MAINTENANCE, SERVICES AND UTILITIES . . . . . . . . . . . . . . 12
     5.1     REPAIR AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . 12
     5.2     UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.3     SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.4     ENERGY AND RESOURCE CONSUMPTION . . . . . . . . . . . . . . . . . . . 14
     5.5     LIMITATION OF LANDLORD'S LIABILITY  . . . . . . . . . . . . . . . . . 14

ARTICLE 6 ALTERATIONS AND IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . 14
     6.1     BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     6.2     OWNERSHIP OF IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . 15
     6.3     ALTERATIONS REQUIRED BY LAW . . . . . . . . . . . . . . . . . . . . . 15
     6.4     LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 7 ASSIGNMENT AND SUBLETTING BY TENANT  . . . . . . . . . . . . . . . . . . 15
     7.1     BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.2     MERGER, REORGANIZATION, OR SALE OF ASSETS . . . . . . . . . . . . . . 16
     7.3     LANDLORD'S ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.4     CONDITIONS TO LANDLORD'S CONSENT  . . . . . . . . . . . . . . . . . . 17
     7.5     ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED . . . . . . . . . 18
     7.6     PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     7.7     GOOD FAITH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.8     EFFECT OF LANDLORD'S CONSENT  . . . . . . . . . . . . . . . . . . . . 19


                                       i.
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     7.9     OPTIONS PERSONAL  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.10    TENANT'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 8  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY  . . . . . . . . . . . 19
     8.1     LIMITATION ON LANDLORD'S LIABILITY AND RELEASE  . . . . . . . . . . . 19
     8.2     TENANT'S INDEMNIFICATION OF LANDLORD  . . . . . . . . . . . . . . . . 20

ARTICLE 9  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.1     TENANT'S INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.2     LANDLORD'S INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . 21
     9.3     MUTUAL WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 10  DAMAGE TO LEASED PREMISES  . . . . . . . . . . . . . . . . . . . . . . 22
     10.1    LANDLORD'S DUTY TO RESTORE  . . . . . . . . . . . . . . . . . . . . . 22
     10.2    INSURANCE PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . 23
     10.3    LANDLORD'S RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . . . 23
     10.4    TENANT'S RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . . . . 23
     10.5    TENANT'S WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     10.6    ABATEMENT OF RENT . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 11  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     11.1    TENANT'S RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . . . . 24
     11.2    LANDLORD'S RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . . . 24
     11.3    RESTORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     11.4    TEMPORARY TAKING  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     11.5    DIVISION OF CONDEMNATION AWARD  . . . . . . . . . . . . . . . . . . . 25
     11.6    ABATEMENT OF RENT . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     11.7    TAKING DEFINED  . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 12  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . 25
     12.1    EVENTS OF TENANT'S DEFAULT  . . . . . . . . . . . . . . . . . . . . . 25
     12.2    LANDLORD'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . 26
     12.3    LANDLORD'S DEFAULT AND TENANT'S REMEDIES  . . . . . . . . . . . . . . 27
     12.4    LIMITATION OF TENANT'S RECOURSE . . . . . . . . . . . . . . . . . . . 27
     12.5    TENANT'S WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE 13  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13.1    TAXES ON TENANT'S PROPERTY  . . . . . . . . . . . . . . . . . . . . . 28
     13.2    HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     13.3    SUBORDINATION TO MORTGAGES  . . . . . . . . . . . . . . . . . . . . . 29
     13.4    TENANT'S ATTORNMENT UPON FORECLOSURE  . . . . . . . . . . . . . . . . 29
     13.5    MORTGAGEE PROTECTION  . . . . . . . . . . . . . . . . . . . . . . . . 29
     13.6    ESTOPPEL CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . 29
     13.7    TENANT'S FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . 30
     13.8    TRANSFER BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . 30
     13.9    FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     13.10   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     13.11   ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     13.12   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     13.13   GENERAL WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     13.14   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE 14  CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT . . . . . . . . . . . 34
     14.1    CORPORATE AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . 34
     14.2    BROKERAGE COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . 34
     14.3    ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     14.4    LANDLORD'S REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 15  OPTIONS TO EXTEND  . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 16  TELEPHONE SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . 36


                                       ii.

                                      LEASE

       THIS LEASE, dated November , 1999 for reference purposes only, is made by and between TRINET ESSENTIAL FACILITIES XXVI, INC., a Maryland corporation ("Landlord") and POLYCOM, INC., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                     ARTICLE 1

                                     REFERENCE

1.1 REFERENCES. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

       Tenant's Address for Notice:       Polycom, Inc.
                                          1565 Barber Lane
                                          Milpitas, California 95035

       Tenant's Representative:           Tom Perkins

       Landlord's Address for Notices:    c/o TriNet Corporate Realty Trust,
                                          Inc.
                                          One Embarcadero Center
                                          Suite 3300
                                          San Francisco, CA 94111

       Landlord's Representative:         Asset Management

       Phone Number:                      (415) 391-4330

       Intended Commencement Date:        December 1, 1999

       Rent Commencement Date:            Earlier of February 1, 2000 or
                                          Substantial Completion of Tenant
                                          Improvements pursuant to Paragraph
                                          2.5.

       Intended Term:                     Approximately seven (7) years

       Lease Expiration Date:             January 31, 2007, unless earlier
                                          terminated by Landlord in accordance
                                          with the terms of this Lease, or
                                          extended by Tenant pursuant to Article
                                          15.

       Options to Renew:                  Two (2) option(s) to renew, each for a
                                          term of five (5) years

       First Month's Prepaid Rent:        $159,494.40

       Tenant's Security Deposit:         $190,166.40

       Late Charge Amount:                Five Percent (5%) of the Delinquent
                                          Amount

       Tenant's Required Liability

       Coverage:                          $3,000,000 Combined Single Limit

       Tenant's Broker(s):                Phil Mahoney and Greg Cary of Cornish
                                          & Carey Commercial

       Property:                          That certain real property situated in
                                          the City of Milpitas, County of Santa
                                          Clam, State of California, together
                                          with all


                                       1.

                                          buildings and Improvements thereon,
                                          which real property is shown on the
                                          Site Plan attached hereto as Exhibit
                                          "A" and is commonly known as or
                                          otherwise described as follows: 1565
                                          Barber Lane, Milpitas, California.

       Building:                          That certain building within the
                                          Property in which the Leased Premises
                                          are located, which building is shown
                                          outlined on Exhibit "A" hereto (the
                                          "Building"). The Building is commonly
                                          known as or otherwise described as
                                          follows: 1565 Barber Lane, Milpitas,
                                          California.

       Outside Areas:                     The "Outside Areas" shall mean all
                                          areas within the Property which are
                                          located outside the buildings, such as
                                          pedestrian walkways, parking areas,
                                          landscaped area, open areas and
                                          enclosed trash disposal areas.

       Leased Premises:                   All the interior space within the
                                          Building, including stairwells,
                                          connecting walkways, and atriums,
                                          consisting of approximately 102,240
                                          square feet and, for purposes of this
                                          Lease, agreed to contain said number
                                          of square feet.

       Base Monthly Rent:                 The term "Base Monthly Rent" shall
                                          mean the following:

                                          $133,934.40 per month from the Rent
                                          Commencement Date until January 31,
                                          2001. On February 1, 2001, and on
                                          every February 1 thereafter during the
                                          Lease Term, including the First
                                          Extension Period and the Second
                                          Extension Period, as applicable, Base
                                          Monthly Rent shall be increased 3.5%.

       Use: Systems development, research and administration, light manufacturing, and general office in conformity with the municipal zoning requirements of the City of Milpitas, California.

       Tenant's Project
       Proportionate Share:               100%

       Tenant's Building
       Proportionate Share:               100%

       Exhibits:                          The term "Exhibits" shall mean the
                                          Exhibits of this Lease which are
                                          described as follows:

                                          Exhibit "A" - Site Plan showing the
                                          Property and delineating the Building
                                          in which the Leased Premises are
                                          located.

                                          Exhibit "B" - Floor Plan outlining the
                                          Leased Premises

                                          Exhibit "C" - HVAC Specifications

                                          Exhibit "D" - Form of Tenant Estoppel


                                       2.

                                     ARTICLE 2

                        LEASED PREMISES, TERM AND POSSESSION

2.1 DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in
Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 RIGHT TO USE OUTSIDE AREAS. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the exclusive right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in this Lease and shall terminate concurrently with any termination of this Lease.

2.3 LEASE COMMENCEMENT DATE AND LEASE TERM. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, upon actual delivery of the Leased Premises to Tenant pursuant to Paragraph 2.4 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

2.4    DELIVERY OF POSSESSION; DELAY; EARLY ACCESS.

       (a) Landlord shall deliver to Tenant possession of the Leased Premises on the Intended Commencement Date, and Tenant shall accept such delivery of the Leased Premises, which acceptance shall constitute agreement by Tenant that the Leased Premises are in the condition required by this Lease, except for any repairs or replacements of the roof, the heating, ventilating and air conditioning systems, or other mechanical systems that are required due to failure (excluding normal maintenance) during the first ninety (90) days following the Lease Commencement Date. Landlord agrees to deliver the Leased Premises water-tight and to deliver in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises. Except (i) as provided in the immediately foregoing sentence and (ii) for the existing furniture, wiring and other items located within the premises, Tenant shall accept the Leased Premises in "as-is" condition." In addition, Tenant may elect, by providing written notice to Landlord within two (2) business days following the date of this Lease, to purchase such existing items (furniture, wiring, etc.) of the Building from Landlord for a price of one hundred twenty-five thousand dollars ($125,000) to be paid upon deliver)., of possession of the Leased Premises. In the event that Tenant does not elect to purchase such furniture, Landlord shall remove all such furniture from the Leased Premises prior to the delivery of possession of the Leased Premises or the commencement of construction of any new tenant improvements on the Leased Premises. Landlord represents to Tenant that Landlord has not received any written notification from any local, state or federal authority regarding any violation of or non-compliance with any applicable law, code or regulation related to the Leased Premises. Landlord shall transfer to Tenant, to the extent possible and in Landlord's possession, any warranties or service contracts for systems in the Premises that Tenant is responsible to maintain during the Lease Term pursuant to this Lease. Except as otherwise provided in this Section 2.4(a) and Section 2.4(b) and except for provision of the Allowance and Supplemental Allowance pursuant to Paragraph 2,5, Landlord shall have no obligation to improve, or pay for the improvement of, the Leased Premises.

       (b) Landlord shall, at its sole cost, replace the heating, ventilating and air conditioning systems servicing the Building in accordance with the specifications attached hereto as Exhibit C. Such replacement shall be completed no later than February 1, 2000.


                                       3.

       (c) Notwithstanding Paragraph 2.4(a), if Landlord is unable to deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety (90) days after the Intended Commencement Date (the "delivery grace period"); however, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery, grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are available for deliver), to Tenant, unless Landlord's notice is not given in good faith.

       (d) Upon execution of this Lease, Tenant shall be permitted early access to the Leased Premises for the purpose of fixturing, furniture placement, tenant improvement construction and communication cabling within the Leased Premises. Commencement of such access shall constitute delivery of possession to Tenant of the Leased Premises and all provisions of this Lease, except Tenant's obligation to pay rent pursuant to Article 3, shall be in effect from and after such commencement of access.

2.5    TENANT IMPROVEMENTS.

       (a) Landlord shall provide Tenant with an improvement allowance of one minion twenty-two thousand four hundred dollars ($1,022,400) (the "Allowance"). The Allowance shall be used to reimburse Tenant for direct costs incurred by Tenant in designing, constructing and installing typical, generic improvements in the Leased Premises (the "Tenant Improvements"); provided, however, (i) that no more than three hundred six thousand seven hundred twenty dollars ($306,720) of the Allowance shall be used to reimburse Tenant for costs incurred in installing communication cabling in the Leased Premises, and (ii) that the Allowance shall not be used to reimburse Tenant for any costs incurred by Tenant in connection with signage, furniture or moving or for any third party consulting or contracting fees (except Tenant's architectural and design charges). The Tenant Improvements shall be designed, constructed and installed in accordance with plans and specification to be approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed, and in accordance with all applicable laws, ordinances and regulations, and shall be constructed by a general contractor that is licensed in the State of California and approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant Improvement work may commence upon the completion and execution of all required documentation and receipt of all required approvals and permits. In addition, if requested by Tenant on or before the Rent Commencement Date, Landlord shall provide Tenant with a supplemental improvement allowance of five hundred eleven thousand two hundred dollars ($511,200) (the "Supplemental Allowance"). If Tenant does not request the Supplemental Allowance on or before the Rent Commencement Date, Tenant shall have no further right to receive the Supplemental Allowance. The Supplemental Allowance shall be in addition to any rent and other charges payable under this Lease and shall bc payable by Tenant in equal monthly installments of principal and interest sufficient fully to amortize the Supplemental Allowance over the remainder of the Lease Term at an interest rate of ten percent (10%) per annum. Landlord shall pay to Tenant the Allowance and the Supplemental Allowance, if any, when Tenant provides to Landlord receipts for all Tenant Improvement work and evidence that all such work has been completed free of all mechanics and materialmen's liens.

       (b) For purposes of this Lease, "Substantial Completion" of tenant improvements shall occur upon completion of such improvements to the Leased Premises in accordance with the plans and specification to be approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed, with the exception of any normal punch list items or work that does not interfere with Tenant's intended use of the Leased Premises.

2.6 SURRENDER OF POSSESSION. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Properly to Landlord in the same condition, broom clean, as existed at the Lease

                                       4.

Commencement Date, reasonable wear and tear excepted and excluding damage by condemnation, fire or other peril. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenants expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. In addition to Tenant's obligations set forth in Paragraph 13.2, Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for stone. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

                                     ARTICLE 3

                      RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT. Commencing on the Rent Commencement Date (as determined pursuant to Article 2 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

3.2 ADDITIONAL RENT. Commencing on the Rent Commencement Date (as determined pursuant Article 2 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

       (a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

              (i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

              (ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord, and/or

              (iii) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or recurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.


                                       5.

Landlord reserves the right, to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

       (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

       (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

       (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.

3.3 YEAR-END ADJUSTMENTS; AUDITS. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or recurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten (10) days from Landlord's bluing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease. In the event Tenant objects in writing to any such year-end statement or other billing for Additional Rent within sixty (60) days after receipt of such statement or billing, then Tenant shall have the right, during the six (6) month period following delivery, of such statement or billing, at Tenant's sole cost, to review in Landlord's offices Landlord's records relevant to such statement or billing. Such review shall be carried out only by a "Big Five" accounting firm (i.e., PricewaterhouseCoopers, KMPG Peat Marwick, Ernst & Young, Deloitte & Touche and Arthur Andersen or their successors) and not by any other person, and shall be subject to Landlord's reasonable audit procedures. No person conducting such an audit shall be compensated on a "contingency" or other incentive basis. If, as of the date sixty (60) days after Tenant's receipt of such year-end statement or billing, Tenant shall not have objected thereto in writing, or if, during the six (6) month period following delivery of such statement or billing, Tenant shall not have carried out a review of Landlord's records, then such year-end statement or billing, as the case may be, shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such statement or billing. If Tenant timely delivers a written objection to a year-end statement or billing and, within such six (6) month period, Tenant conducts an audit and delivers to Landlord a written statement specifying objections to such annual statement, then Tenant and Landlord shall meet to attempt to resolve such objection within ten (10) days after delivery of the objection statement. If such objection is not resolved within such tell (10) day period, then either party shall have the right, at any time within sixty (60) days after the expiration of such ten (10) day period, to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association. If neither Landlord nor Tenant commences an arbitration proceeding within such sixty (60) day period, then the year-end statement or other billing in question shall be final and binding on Landlord and Tenant. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Paragraph 3 (including any disputed amount). The audit and arbitration procedures set forth in this Paragraph 3.3 shall be Tenant's exclusive remedy with respect to the calculation of the amount of Tenant's obligations under Paragraph 3.2.

3.4 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT.. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and

                                       6.

accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within ten (10) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord within ten (10) calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each renal installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten (10) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.

3.5 PAYMENT OF RENT. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 PREPAID RENT. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.7 SECURITY DEPOSIT. Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the amount set forth in Article I as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii)to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original san. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

                                       7.

                                   ARTICLE 4

                      USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 PERMITTED USE. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term, and additionally if the Leased Premises are partially or fully sublet, then the Leased Premises shall be considered in use. Any discontinuance of such use for a period of twelve (12) consecutive months shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or sentencing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 NOISE AND EMISSIONS. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 TRASH DISPOSAL. Tenant shall provide trash bills or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 PARKING. Tenant shall have the exclusive right to park in three hundred forty-nine (349) parking spaces on the legal parcel on which the Building is located as shown on the site plan attached as Exhibit A hereto and in no other location on the Property. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory, notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge

                                       8.

Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property.

4.6 SIGNS. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises provided, however, that Tenant shall have the right, and Landlord shall use reasonable efforts to assist Tenant, in exercising the right, to place one (1) sign on the front entry building facade and one (1) monument sign on the Property, as long as such signs comply in all respects with all applicable laws, ordinances and regulations. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing (which approval shall not be unreasonably withheld or delayed) the location, size, content, design, method of attachment and material to be used in the making of such sign; PROVIDED, HOWEVER, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials (Tenant's obligations with respect to hazardous materials being governed by Section 4.11), and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provision of this Lease, copies of which have been or will, upon Tenant's written request therefor, be provided to Tenant, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or
(iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 LANDLORD'S RIGHT TO ENTER. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant twenty-four (24) hours notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and
(iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed

                                       9.

to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof, but only so long as Landlord, in making any such entry, uses reasonable efforts to minimize interference with Tenant's business operations.

4.10 USE OF OUTSIDE AREAS. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

4.11    ENVIRONMENTAL PROTECTION. Tenant's obligations under this Section
4.11 shall survive the expiration or termination of this Lease.

       (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not bruited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 ET SEQ., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
Section 6901 ET SEQ., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. Section 1251 ET SEQ., (d) Cleat Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 ET SEQ., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act California Superfund"), Cal. Health & Safety Code 25300 ET SEQ., (h) California Hazardous Waste Control Act, Cal. Health & Safety code Section 25100 ET SEQ., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code
Section 13000 ET SEQ., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes Section 25220 ET SEQ., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code Section 25249.5 ET SEQ., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safely code Section 25280 ET SEQ., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 ET SEQ., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof,
(iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

       (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; PROVIDED, HOWEVER, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Scheduled Delivery Date) unless caused by Tenant, nor shall Tenant be responsible for contamination of the Leased Premises caused by Hazardous Materials which migrate to the Property through groundwater contamination originating from off-site sources. Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall he limited to the materials listed on and may he used only in the quantifies specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when


                                      10.

such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials stored, used and/or disposed of by Tenant.

       (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant; its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from all environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

       (d) At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere wilt the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

       (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

                                     ARTICLE 5

                    REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of


                                      11.

Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

       (a) Tenant's Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights,
(iii) all electrical wiring, conduits, conductors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, and
(vi) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed roofing contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the roof of the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on the roof and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

       (b) Landlord's Obligation. Landlord shall, at all times during the Lease Term, at its sole cost and expense and without right of reimbursement from Tenant, maintain in good condition and repair the foundation, roof structure, load-bearing and exterior walls of the Building

5.2 UTILITIES. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining If the existing sanitary and storm sewer systems now servicing the Leased Premises and the Properly are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

5.3 SECURITY. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate in a reasonable matter with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent

                                      12.

by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Properly and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 LIMITATION OF LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property, or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

                                     ARTICLE 6

                            ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any modification, alteration or improvement if, in Landlord's reasonable judgment, such modification, alteration or improvement would adversely affect the structure of the Building, any of the Building's systems, the appearance of the Building or the value or utility of the Building or the Property. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike matter using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at lease five (5) business days prior written notice of its intention to commence such work so that Landlord may post and the notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in pal amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent (but subject it the other terms and conditions of this Article 6), shall be permitted to make alterations to the Premises which do not affect the structure of the Building or the Premises, do not affect the plumbing, electrical, mechanical or other systems of the Building and do not affect the appearance of the Premises viewed from the exterior, provided that: (a) such alterations do not exceed $25,000 individually or $100,000 in the aggregate, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph 4.9 above, (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made, and (d) Tenant shall, upon Landlord's request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration.

                                      13.

6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two"), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 LIENS. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to rim Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                     ARTICLE 7

                        ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld; provided, however, that Landlord's consent shall not be required for Tenant to sublet the Leased Premises or any portion thereof or to assign its interest in this Lease to any wholly owned subsidiary of Tenant as long as Tenant promptly provides Landlord with written notice of any such sublet or assignment. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                                      14.

       (a) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the Premises or would require increased services by Landlord;

       (b) in Landlord's reasonable judgment, the financial worth of the proposed assignee does not meet the credit standards applied by Landlord;

       (c) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has riled for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

       (d) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

       (e) in Landlord's reasonable judgment, the Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

       (f) the use of the Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

       (g) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

       (h) Tenant is in default of a monetary obligation or material non-monetary obligation of Tenant under this Lease (after the giving of notice where notice is required and the expiration of applicable cure periods), and such default is susceptible of being cured but has not been cured by Tenant, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

       (i) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Building into more than two tenant spaces or would require improvements to be made outside of the Premises.

7.2 MERGER, REORGANIZATION, OR SALE OF ASSETS. Any dissolution, merger, consolidation, recapitalization or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant (excluding transfers of stock in a public company where stock is traded over a national exchange or Nasdaq), or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease; provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Landlord's consent hereunder if (i) Tenant's tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction is not less than Tenant's tangible net worth immediately prior to such transaction, (ii) in the event of a merger, the surviving entity assumes all obligations of Tenant under this Lease, and (iii) in the event of a sale of assets or stock of Tenant, the parent entity, if required by Landlord, assumes in writing all obligations of Tenant under this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty
(30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the properly assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or

                                      15.

sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) in the event the portion of the Leased Premises that is the subject of the proposed assignment or subletting is fifty percent (50%) or more (including all) of the Leased Premises, terminate this Lease as to such portion. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, promptly upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

       (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

       (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

       (c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

       (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

       (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

       (f) Except in the case of (i) an assignment or sublease to a company which controls, is controlled by, or under common control with Tenant, (ii) an assignment in connection with a merger or sale of assets, or (iii) a transfer of a controlling percentage of the capital stock of Tenant, Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

              (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

              (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.


                                      16.

              (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, after deduction of any leasing commissions paid by Tenant, but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction for any leasing commissions paid by Tenant, but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the potion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the properly of Landlord and not the property of Tenant.

7.6 PAYMENTS. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as line and correct.

7.7 GOOD FAITH. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD'S CONSENT. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

7.9 OPTIONS PERSONAL. If Landlord consents to an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building or the Property, such rights and/or options shall not run to the assignee or subtenant, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred. Notwithstanding the foregoing, such rights and options shall be transferable and run to the assignee or subtenant in connection with any of the following: (i) an assignment or sublease to a company which controls, is controlled by, or under common control with Tenant, (ii) an assignment

                                      17.

in connection with a merger or sale of assets, or (iii) a transfer of a controlling percentage of the capital stock of Tenant.

7.10 TENANT'S REMEDIES. Notwithstanding any contrary provision of law, including California Civil Code section 1995.310, Tenant shall have no right, and Tenant hereby waives and relinquishes any right, to cancel or terminate this Lease in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

                                     ARTICLE 8

                  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Properly or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (ix,) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Promises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's or its agent's or employee's active negligence, willful misconduct; or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third part), occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord or its agents or employees. This indemnity agreement shall survive the expiration of this Lease.

                                      18.

                                    ARTICLE 9

                                    INSURANCE

9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

       (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

              (i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in all amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

              (ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

              (iii) Plate glass insurance, at actual replacement cost;

              (iv)   Pressure vessel insurance, if applicable;

              (v) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

              (vi) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and

              (vii) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

       (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.


                                       19.

       (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of an), such insurance the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9. l(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

9.2    LANDLORD'S INSURANCE. With respect to insurance maintained by Landlord:

       (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and properly damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" forth, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii)may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

       (b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Minion Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

       (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of properly similarly situated and operating under similar circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; PROVIDED, HOWEVER, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                     ARTICLE 10

                             DAMAGE TO LEASED PREMISES

10.1 LANDLORD'S DUTY TO RESTORE. if the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph
10.3 or by Tenant pursuant to

                                      20.

Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to actual receipt of insurance proceeds plus any additional amounts contributed by Tenant at Tenant's election and to the improvements constructed by Landlord. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises or any of Tenant's personal properly, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 INSURANCE PROCEEDS. All insurance proceeds available from the fire and property damage insurance canted by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carded by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

       (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually castled by Landlord, plus the deductible amount specified in such insurance policy, or (ii) fifty percent of the then actual replacement cost thereof;

       (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

       (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) If restored, cannot be used for the same use being made thereof before such damage.

       Notwithstanding Landlord's election to terminate this Lease pursuant to clauses (a) or (b) of this Section 10.3, Tenant shall have the right to continue this Lease in full force and effect by contributing to the cost of restoring the Building any and all amounts by which such cost exceeds the available insurance proceeds (in the case of an insured peril) or the entire amount of such cost (in the case of an uninsured peril), which right shall be exercised only by delivery to Landlord of a written notice of Tenant's election to contribute within seven
(7) days after receipt of Landlord's written notice of election to terminate pursuant to this Section 10.3.

10.4 TENANT'S RIGHT TO TERMINATE. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration (which estimate Landlord shall deliver within thirty (30) days following the date of damage):

                                      21.

       (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect's or construction consultant's written opinion is delivered;

       (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

10.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code,
Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 ABATEMENT OF RENT. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                     ARTICLE 11

                                    CONDEMNATION

11.1 TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the rentable area Leased Premises is taken and the pint of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph
11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 RESTORATION. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 TEMPORARY TAKING. If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect, If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 DIVISION OF CONDEMNATION AWARD. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; PROVIDED, HOWEVER, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade i fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of

                                      22.

any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 ABATEMENT OF RENT. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 TAKING DEFINED. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                     ARTICLE 12

                                DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events ("Events of Default") occur:

       (a) Tenant shall have failed to pay Base Monthly Rent or any regularly scheduled Additional Rent when due. and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, flint after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

       (b) Tenant shall have failed to pay any other Additional Rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that, after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

       (c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraphs (a) and (b) above) within fifteen (15) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided, however, that if, by the nature of such term, covenant or condition, such failure cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of fifteen
(15) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

       (d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

       (e) Tenant shall have abandoned the Leased Premises; or

       (f) Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodial or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant's (or such guarantor's) business, and Tenant (or such guarantor) shall have failed to obtain a return or release


                                      23.

of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

       (g) Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

       (h) Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate riffs Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry.

12.2 LANDLORD'S REMEDIES. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

       (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent trod other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

       (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing, in no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this
Lease:

              (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

              (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

              (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

       (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, If lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

       (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this


                                      24.

Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

              (i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

              (ii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of fixings would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in reletting possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; PROVIDED THAT, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 LIMITATION OF TENANT'S RECOURSE. Tenant's recourse shall be limited to Landlord's interest in the Property. In addition, if Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have no recourse to the assets of such officers, directors, trustees, pampers, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

       (a) No partner or member of Landlord shall be sued or named as a part), in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

       (b) No service of process shall be made against any partner or member of Landlord except for the sole propose of securing jurisdiction over the partnership; and

       (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of


                                      25.

any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                     ARTICLE 13

                                 GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments, If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) fifty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taking authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 HOLDING OVER. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

13.3 SUBORDINATION TO MORTGAGES. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease,

                                      26.

mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4 TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default; including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATE. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate in the form attached as Exhibit D (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the pat of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten (10) days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 TENANT'S FINANCIAL INFORMATION. Tenant shall, within ten business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other reformation which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and(ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior

                                      27.

obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE, The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 NOTICES. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid, addressed to the other party as follows:

       IF TO LANDLORD:      TriNet Milpitas Associates, LLC
                            c/o TriNet Corporate Realty Trust, Inc.
                            One Embarcadero Center
                            Suite 3300
                            San Francisco, CA 94111
                            Attention: Asset Management

       with a copy to:      Pillsbury Madison & Sutro LLP
                            235 Montgomery Street, 14th Floor
                            San Francisco, CA 94104
                            Attention: Glenn Q. Snyder, Esq.

       IF TO TENANT:        Polycom, Inc.
                            1565 Barber Lane
                            Milpitas, California 95035
                            Attention: Tom Perkins

       with a copy to:      Wilson Sonsini Goodrich & Rosati
                            650 Page Min Road
                            Palo Alto, California 94304-1050
                            Attention: Bradford C. O'Brien, Esq.

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

       (a) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Project Percentage Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or


                                      28.

Landlord's interest herein, or the fixtures, equipment and other property, of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Properly, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (E.G. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) be the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, and
(iii) all tax increases due to improvements made to the Leased Premises by Tenant or by Landlord on behalf of Tenant. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Properly Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Properly Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

       (b) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean Tenant's Project Proportionate Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, but excluding any earthquake insurance policy deducible amounts in excess of five percent (5%) of the cost of the Building.

       (c) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean Tenant's Project Proportionate Share of all costs and expenses (except Landlord's Insurance Costs, Real Properly Taxes and Building Maintenance Costs) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees of 3% gross receivables (including recoverable expenses), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing paved areas, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building.

       (d) BUILDING MAINTENANCE COSTS. The term "Building Maintenance Costs" shall mean Tenant's Building Proportionate Share of all capital expenditures allocable to the Building and of all other costs as may be insurance with respect to operating, maintaining and preserving the Building, including, without limitation, repair and resurfacing the exterior surfaces of the Building (including costs) and repairing and replacing, when necessary, electrical plumbing, heating, ventilating and air conditioning systems serving the Building, and excluding costs incurred by Landlord in performing its obligations under Paragraph 5. l(b). All such capital expenditures and other costs incurred by Landlord in excess of twenty-five thousand dollars ($25,000) per project, including interest at a rate of twelve percent (12%), shall be amortized by Landlord over the useful life of such capital items, as determined in accordance with generally accepted accounting principles. All such capital expenditures and other costs incurred by Landlord up to and including twenty-five thousand ($25,000) per project shall not be amortized and shall be included in their entirety as Building Maintenance Costs as and when incurred.


                                      29.

       (e) PROPERTY OPERATING EXPENSES. The term "Properly Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs and Building Maintenance Costs but shall exclude the following costs and expenses: (i) costs related to remediation of Hazardous Materials; (ii) costs resulting from damage caused by the active negligence or willful misconduct of Landlord or its agents or employees; and
(iii) expense reserves, depreciation, and any other non-cash item not currently paid.

       (f) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

       (g) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

       (h) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

       (i) RENT. The term "Rent" shall meal collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party, under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender shall also be required if Landlord is contractually obligated to obtain the consent of such Lender pursuit to such Lender's loan documents. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction flint a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord

                                      30.

shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                     ARTICLE 14

                                CORPORATE AUTHORITY
                            BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 BROKERAGE COMMISSIONS. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will assume all obligations and responsibility with respect to the payment of such Brokers, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3    ENTIRE AGREEMENT. This Lease and the Exhibits (as described in
Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

                                     ARTICLE 15

                                 OPTIONS TO EXTEND

15.1 So long as Polycom, Inc. (and, to the extent provided in Section 7.9, its successors and assigns in connection with transfers to affiliates, transfers in connection with mergers or sales of assets, or transfers of a controlling percentage of its capital stock) is the Tenant hereunder and occupies more than fifty percent (50%) of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Premises, the first for a period of five (5) years from the Lease Expiration Date (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

                                      31.

       (a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not less than two hundred seventy (270) days prior to the Lease Expiration Date of the Lease Term or the expiration of the First Extension Period, as applicable;

       (b) Anything herein to the contrary notwithstanding, if Tenant is in default of a monetary obligation or material non-monetary obligation (after written notice has been given and cure periods, if applicable, have expired), either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2 In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be the "Fair Market Rent" for the Leased Premises, increased after 12 months in accordance with Article 1. For purposes hereof, "Fair Market Rent" shall mean the base rent for the Premises, based upon the rental rate per square foot that an unaffiliated landlord and tenant would agree to for a lease on the terms of this Lease for the relevant Extension Period for comparable premises in the vicinity of the Property, determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Premises below the amount due from Tenant for the preceding portion of the initial Lease Term (or the First Extension Period, if applicable) for which Base Monthly Rent had been fixed.

15.3 Within 30 days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rote calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing roles of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such roles shall be modified as follows:

       (a) Tenant shall make demand for arbitration in writing within 30 days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely matter for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

       (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two


                                      32.

arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the driver party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

       (c) Where all issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during Ore course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each part),. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be fired and binding upon the parties.

       (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

       (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

                                   ARTICLE 16

                                TELEPHONE SERVICE

       Notwithstanding any other provision of riffs Lease to the contrary:

       (a) So long as the entirety of the Leased Premises is leased to Tenant:

              (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

              (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to rite extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third part), vendor to assume responsibility for the maintenance and repair thereof (which


                                      33.

contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

       (b) At such time as the entirety of the Leased Premise is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, This subparagraph (b) shall apply prospectively.

              (i) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

              (ii) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

              (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

              (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the actively negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.


                                      34.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.


                              LANDLORD:

                              TRINET ESSENTIAL FACILITIES XXVI,
                              INC., a Maryland
                              corporation


Dated: 12/1/99                By:    /s/ XXX
       ---------------------      ---------------------------------------
                              Title: VICE PRESIDENT
                                     ------------------------------------



                              TENANT:

                              POLYCOM, INC., a Delaware corporation



Dated: 11/30/99               By:    /s/ XXX
       ---------------------      ---------------------------------------
                              Title: CFO
                                     ------------------------------------


Dated: 11/30/99               By:    /s/ XXX
       ---------------------      ---------------------------------------
                              Title: PRESIDENT & CEO
                                     ------------------------------------


                                      35.

                                     EXHIBIT A

                                  1565 Barber Lane
                                         Map

                                     EXHIBIT B

                            1565; BARBER LANE, MILPITAS


                                    First Floor
                                    [Floorplan]

                                     EXHIBIT C

                   ROOF-MOUNTED MECHANICAL EQUIPMENT REPLACEMENT
                       1565 BARBER LANE MILPITAS, CALIFORNIA

SCOPE OF WORK

The scope of work includes the removal of forty (40) existing HVAC units and replacement with forty (40) new HVAC units of equal tonnage. The project is intended to be an "in kind" replacement of the existing HVAC units, and is not an upgrade of the building's existing cooling capacity. The project does not include modifications to the existing air distribution system, which may be required to supply conditioned air to the tenant's reconfigured interior space. Redistribution of the existing interior ducting and controls is the responsibility of the tenant. The project generally consists of the following:

a)   Disconnect gas, electric, and plumbing service from the existing units.
b)   Remove the existing air conditioning units for the site.
c)   Structurally support the roof as per specification.
d)   Install new curbs to new structural supports.
e)   Install forty (40) new air conditioning units to the roof curbing.
f)   Re-connect existing gas lines with new gas valves.
g)   Reconnect electrical with new disconnects.
h)   Reconnect plumbing to proper drainage point (reusing existing).
i)   Start up new systems.

EQUIPMENT INVENTORY

The following is a schedule and description of the new HVAC package units included in the Roof-Mounted Mechanical Equipment Replacement Project:

         UNIT ID             QUANTITY (NO. UNITS)     CAPACITY (TONS PER UNIT)
--------------------------------------------------------------------------------
            A1                         5                          15
--------------------------------------------------------------------------------
            A2                         14                          5
--------------------------------------------------------------------------------
            A3                         3                          7.5
--------------------------------------------------------------------------------
            A4                         5                          25
--------------------------------------------------------------------------------
            A5                         11                          3
--------------------------------------------------------------------------------
            A6                         1                           4
--------------------------------------------------------------------------------
            A7                         1                          20
--------------------------------------------------------------------------------
           TOTAL                       40                  349.5 Tons total
--------------------------------------------------------------------------------

The new HVAC package equipment consists of high efficiency gas/electric units with special factory installed options (FIOPS). FIOPS included down flow airflow with an economizer and communication interface; power exhaust; and a return and supply air smoke detector.

EXCLUSIONS
Additional items not included in the Roof-Mounted Mechanical Equipment Replacement Project are as follows:

a)   Permits or fees of any kind.
b)   Interior air system modifications or repair.
c)   Gas or electrical modifications other than specified.
d)   Control system replacement or repair.
e)   Structural engineering.
f)   Compensate piping other than specified.

                                    EXHIBIT D

                             FORM OF TENANT ESTOPPEL

                           TENANT ESTOPPEL CERTIFICATE

To:  TriNet Essential Facilities XXVI, Inc.
     c/o TriNet Corporate Realty Trust, Inc.
     One Embarcadero Center, Suite 3300
     San Francisco, CA 94111
     ATTN: Asset Management

     --------------------------
     --------------------------
     --------------------------
       ATTN:
            -------------------

              Re: Lease, dated as of November___, 1999 between Polycom, Inc., a Delaware corporation, as tenant (the original named tenant under the Lease, together with such tenant's successors and assigns, being hereinafter referred to collectively as the "Tenant"), and TriNet Essential Facilities XXVI, a Maryland corporation ("Landlord"), covering certain premises known by the street address 1565 Barber Lane in the City of Milpitas, County of Santa Clara, State of California (the "Leased Premises"), as amended as noted on attached Schedule A (collectively, the "Lease")

Gentlemen:

       The undersigned Tenant hereby represents, warrants and certifies to ___________________("___________") and Landlord, that:

       1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A attached hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant's leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

       2. The term of the Lease commenced on,______________ ,_________ and will expire on ______________,__________ ; the Tenant has two (2) options to renew the Lease Term each for a period of five (5) years.

       3. The monthly base rent payable under the Lease as of the current month is $ _______ Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent for more than one month in advance. There are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A attached hereto. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.

       4. Tenant has paid to Landlord a security deposit in the amount of $___ . Landlord is the beneficiary under a letter of Credit in the amount of $___ required by the Lease as additional security. Tenant has not made any other payments to Landlord as a security deposit, advance or prepaid rent.

       5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.

       6. To Tenant's best knowledge, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations under the Lease.

       7. Tenant is in actual possession of the entire Leased Premises and, to Tenant's best knowledge, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to the Tenant's obligations under the Lease.

       8. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

       9. Except as expressly provided in the Lease, Tenant:

              (i) does not have any right to renew or extend the term of the lease,

              (ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

              (iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

              (iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the lease, and

              (v) does not have any right to relocate into other property owned by Landlord or any of landlord's affiliates.

       10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

       11. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant's insurance coverage will be canceled or will not be renewed.

       12. Tenant is not aware of any material defects or deficiencies in the systems, elements or components of the Leased Premises. Tenant has not received any written notice, citation or other claim alleging any material violation of any applicable building, zoning, land use, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations or ordinances, or any covenants, conditions and restrictions applicable to the Leased Premises.

       13. To the best knowledge of Tenant, any and all brokerage and leasing commissions relating to and/or resulting from Tenant's execution and delivery of the Lease and occupancy of the Leased Premises have been paid in full.

       14. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

       15. This Tenant Estoppel Certificate shall inure to the benefit of ___________ and Landlord and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

Dated this ______ day of _________________ , ______.

Tenant: _________________________ , a ________________

By: _______________________

Its: ______________________